SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 23, 2001


                      FAIR, ISAAC AND COMPANY, INCORPORATED
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                                94-1499887
----------------------------                                 ----------------
(State or Other Jurisdiction                                 (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                                     0-16439
                          -----------------------------
                                   (Commission
                                  File Number)

200 Smith Ranch Road, San Rafael, California                       94903
--------------------------------------------                     ----------
 (Address of principal executive offices)                        (Zip Code)

                                 (415) 472-2211
                               -------------------
                         (Registrant's telephone number,
                              including area code)

Item 6. Resignations of Registrant's Directors.

         On April 23, 2001, the Registrant received a letter from Robert D. Sanderson, one of the Registrant's directors, a copy of which is attached hereto as Exhibit 17.1. In his letter, Dr. Sanderson resigned as a director of Registrant effective April 23, 2001 and stated his disagreement with a proposal that Registrant's Board of Directors grant Thomas G. Grudnowski, Registrant's Chief Executive Officer, the option to purchase 50,000 shares of Registrant's common stock outside of Registrant's 1992 Long-term Incentive Plan. The proposed options were in addition to 50,000 options granted to Mr. Grudnowski under the Registrant's 1992 Long-term Incentive Plan. The proposed options would vest over a 4-year period and be exercisable at the fair market value of the common stock on the date of grant.

         The proposed option grant was approved on May 1, 2001 by each of Registrant's remaining directors, with Mr. Grudnowski abstaining, after the proposed grant was unanimously recommended by Registrant's Compensation Committee. The Compensation Committee based its recommendation on, among other factors, a review of Mr. Grudnowski's performance over the past year and the compensation of other similarly situated chief executive officers.

Item 7. Financial Statements and Exhibits.

         (c)    Exhibits.

         17.1   Letter from Robert D. Sanderson dated April 23, 2001

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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: June 1, 2001


                                       Fair, Isaac and Company, Incorporated


                 By                      /s/      Henk J. Evenhuis
                    ------------------------------------------------------------
                                                  Henk J. Evenhuis
                         Vice President, Chief Financial Officer and Secretary

                                  EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------
  17.1                    Letter from Robert D. Sanderson dated April 23, 2001

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